Exhibit 99.1

Calgon Carbon Restates Financials

          PITTSBURGH, Nov. 28 /PRNewswire-FirstCall/ -- Calgon Carbon Corporation (NYSE: CCC) announced that it has restated its unaudited financial statements  for the first and second quarters of 2006.  In amended Form 10-Q/As, which were filed with the Securities and Exchange Commission today, the company corrected errors in the computation of its income tax provision for the periods ended March 31, 2006 and June 30, 2006.

          The effect of the restatement on the company’s statements of operations is as follows:

	Three Months Ended March 31, 2006

	As Previously Reported	As Restated

	(Dollars in Thousands, Except Per Share Data)
Statement of Operations:
Benefit for income taxes	$316	$345
Net loss from continuing operations	(3,018)	(2,989)
Income from discontinued operations	3,016	1,575
Net loss	$(2)	$(1,414)
Net income (loss) per common share
Basic and Diluted:
Loss from continuing operations	$(.08)	$(.08)
Income from discontinued operations	.08	.04
Net income (loss)	$.00	$(.04)

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006

	As Previously Reported	As Restated	As Previously Reported	As Restated

	(Dollars in Thousands, Except Per Share Data)
Statement of Operations:
Benefit for income taxes	$2,446	$925	$2,761	$1,270
Net income (loss) from continuing operations	3,660	2,139	641	(850)
Income from discontinued operations	306	297	3,323	1,872
Net income	$3,966	$2,436	$3,964	$1,022
Net income per common share
Basic and Diluted:
Income (loss) from continuing operations	$.09	$.05	$.02	$(.02)
Income from discontinued operations	.01	.01	.08	.05
Net income	$.10	$.06	$.10	$.03

          Calgon Carbon Corporation, headquartered in Pittsburgh, Pennsylvania, is a global leader in services and solutions for making air and water cleaner and safer.

          The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This document contains certain statements that are forward-looking relative to the company’s future strategy and performance. They involve known and unknown risks and uncertainties that may cause the company’s actual results in future periods to be materially different from any future performance.

SOURCE  Calgon Carbon Corporation
          -0-                                                            11/28/2006
          /CONTACT:  Gail Gerono, vice president, investor relations of Calgon Carbon Corporation, +1-412-787-6795/
          /First Call Analyst: Gail Gerono/
          /Web site:  http://www.calgoncarbon.com/
          (CCC)